Exhibit 23.21

January 19, 2011

We hereby consent to the inclusion of our Independent Auditors' Report on the financial statements of KaChing KaChing, Inc. for the period ended December 31, 2009 in KaChing KaChing, Inc.'s Form S-1 Registration Statement dated January 19, 2011.

We consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Beckstead and Watts, LLP

Beckstead and Watts, LLP

Henderson, Nevada